UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2009

Virage Logic Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-31089	77-0416232
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

47100 Bayside Parkway Fremont, California	94538
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (510) 360-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 14, 2009, Virage Logic Corporation (the “Company”) filed a Current Report on Form 8-K reporting that it had entered into an Asset Purchase Agreement dated October 9, 2009 (the “Asset Purchase Agreement”) with NXP B.V., a limited liability company incorporated in the Netherlands, pursuant to which the Company will (1) acquire certain assets (the “Acquisition”) from NXP, (2) assume liabilities relating to former employees of NXP hired by the Company that arise after the closing of the Acquisition and (3) subject to certain conditions, acquire certain rights and assume certain liabilities of NXP under contracts related to the Assets. Pursuant to the Asset Purchase Agreement, at and subject to the closing of the Acquisition the Company and NXP will enter into an Intellectual Property Transfer and License Agreement, a Technology Services Agreement and a Master License Agreement (the “Ancillary Agreements”).

The Company files herewith the Asset Purchase Agreement and the forms of the Ancillary Agreements, the effectiveness of the Ancillary Agreements being subject to the occurrence of the closing of the Acquisition.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement dated October 9, 2009 between NXP B.V. and Virage Logic Corporation (1)

10.1	Intellectual Property Transfer and License Agreement between NXP B.V. and Virage Logic Corporation (1)

10.2	Technology Services Agreement between Virage Logic Corporation and NXP B.V. (1)

10.3	Master License Agreement between Virage Logic Corporation and NXP B.V. (1)

(1)	Portions of this exhibit have been omitted pursuant to a request for confidential treatment of those portions submitted by the Company to the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2009	VIRAGE LOGIC CORPORATION

	By:	/S/ BRIAN SEREDA
Brian Sereda
Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement dated October 9, 2009 between NXP B.V. and Virage Logic Corporation (1)

10.1	Intellectual Property Transfer and License Agreement between NXP B.V. and Virage Logic Corporation (1)

10.2	Technology Services Agreement between Virage Logic Corporation and NXP B.V. (1)

10.3	Master License Agreement between Virage Logic Corporation and NXP B.V. (1)

(1)	Portions of this exhibit have been omitted pursuant to a request for confidential treatment of those portions submitted by the Company to the Commission.